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EXHIBIT 23
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-Q into NIPSCO Industries, Inc.'s previously filed Form S-8 Registration Statement, No. 33-30619; and Form S-8 Registration Statement, No. 33-30621.


Arthur Andersen LLP


Chicago, Illinois

November 10, 1994